EXHIBIT 32.1

SECTION 1350
CERTIFICATION

In connection with the Quarterly Report of Law Enforcement Associates Corporation (the “Company”) on Form 10-Q for the quarter ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Neil Kleinman, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 17, 2010	By:	/s/ Neil Kleinman
President and Chief
Financial Officer and
                      Principal Accounting
Officer